Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

Media Relations

Jane Hynes

salesforce.com

(415) 901-5079

jhynes@salesforce.com

Investor Relations

David Havlek

salesforce.com

(415) 536-2171

dhavlek@salesforce.com

Salesforce.com Purchases Site for New San Francisco Global Headquarters

14 Acre Corporate Campus Planned Over The Next Decade;

Provides for Almost 2 Million Square Feet of Space

SAN FRANCISCO – Nov. 1, 2010 – Salesforce.com [NYSE: CRM], the enterprise cloud computing company, today announced the purchase of approximately 14 acres of undeveloped land in the Mission Bay neighborhood of San Francisco from Alexandria Real Estate Equities, Inc. [NYSE: ARE]. The company plans to build a facility that will become its new headquarters. The land, which is adjacent to the UCSF campus on one side and the San Francisco Bay on the other, is part of the San Francisco Mission Bay redevelopment area. It is located directly on the San Francisco Muni T line at the UCSF station, and is also directly accessible from the Mariposa Street exit off of 280.

“We are excited to start work on building a new San Francisco global headquarters,” said Marc Benioff, chairman and CEO of salesforce.com. “Our planned, nearly 2 million square-foot campus over 14 acres at Mission Bay will help us continue to attract and retain talented, world-class employees. This new home for salesforce.com will provide an innovative, dynamic environment for our future growth.”

The purchase price for the eight parcels of land, including parking rights in an existing garage and other entitlements and improvements associated with the land, was approximately $278 million. No date for construction has yet been set on the land, which includes the undeveloped portions of Mission Bay lots 26 and 27 and all of Mission Bay lots 29 - 34.

Additional Resource:

•	Careers with salesforce.com: www.salesforce.com/careers

About salesforce.com

Salesforce.com is the enterprise cloud computing company. Based on salesforce.com’s real-time, multitenant architecture, the company’s platform and CRM applications (http://www.salesforce.com/crm) have revolutionized the way companies collaborate and communicate with their customers, including:

•	The Sales Cloud, for sales force automation and contact management

•	The Service Cloud, for customer service and support solutions

•	Chatter, for social collaboration

•	The Force.com platform, for custom application development

•	The AppExchange, the world’s leading marketplace for enterprise cloud computing applications

Salesforce.com offers the fastest path to customer success with cloud computing. As of July 31, 2010, salesforce.com manages customer information for approximately 82,400 customers, including Allianz Commercial, Dell, Japan Post, Kaiser Permanente, KONE, and SunTrust Banks.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: this press release contains forward-looking statements about salesforce.com, including statements regarding future events related to our plans to develop our new global headquarters in San Francisco, California.

The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions, including uncertainties related to the conduct of our business and the development of commercial real estate. If any such risks or uncertainties materialize or if any assumptions prove incorrect, the outcome could differ materially from the plans expressed or implied by such forward-looking statements.

Further information on these and other factors that could affect the financial results of salesforce.com is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings salesforce.com makes with the Securities and Exchange Commission from time to time, including the salesforce.com Form 10-Q filed for the quarter ended July 31, 2010 and Form 10-K filed for the fiscal year ended January 31, 2010. These documents are available on the SEC Filings section of the Investor Information section of the salesforce.com website at www.salesforce.com/investor.

Salesforce.com assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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